EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Barings Global Short Duration High Yield Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Barings Global Short Duration High Yield Fund for the period ended June 30, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Barings Global Short Duration High Yield Fund for the stated period.

/s/ Sean Feeley	/s/ Carlene Pollock
Sean Feeley	Carlene Pollock
President	Chief Financial Officer
Barings Global Short Duration High Yield Fund	Barings Global Short Duration High Yield Fund

Dated: September 20, 2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Barings Global Short Duration High Yield Fund for purposes of Section 18 of the Securities Exchange Act of 1934.

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